Exhibit 99.2

CERTIFICATION UNDER SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that:

1.  This periodic report complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.  The information contained in the periodic report fairly represents, in all material respects, the financial condition and results of operations of Apex Mortgage Capital, Inc.

Dated: March 27, 2003	/s/ David S. DeVito
David S. DeVito
Chief Financial Officer (Principal Accounting Officer)